As filed with the Securities and Exchange Commission on May 14, 1997
                                                        Registration No. 0-17325

                       SECURITIES AND EXCHANGE COMMISSION

                                    FORM S-8
                        FIRST POST-EFFECTIVE AMENDMENT TO
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                  ENVIRONMENTAL REMEDIATION HOLDING CORPORATION
                    (Formerly Regional Air Group Corporation)
      Colorado                                             88-0218499
State of Incorporation                           IRS Employee Identification No.
               420 Jericho Turnpike, Suite 321, Jericho, NY 11753
                                 (516) 433-4730
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal place of business)

                           Donald F. Mintmire, Esquire
               265 Sunrise Avenue, Suite 204, Palm Beach, FL 33480
                                 (561) 832-5696
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                        AMENDED STOCK COMPENSATION PLANS
              DATED SEPTEMBER 2, 1996 (AS AMENDED MAY 7, 1997) and
                    JANUARY 24, 1997 (AS AMENDED MAY 8, 1997)
                            (Full Title of the Plans)

        Approximate Date of Proposed Sales: As soon as this Registration
                          Statement becomes effective.

                         CALCULATION OF REGISTRATION FEE

Title of Each 1              Amount 2            Proposed 3               Proposed                  Amount of
Class of                     being               Maximum                  Maximum                   Registration
Security being               Registered          Offering                 Aggregate                 Fee
Registered                                       Price/Per                Offering
                                                 Share                    Price/Share
Common Stock,                1,600,000           $0.6875                  $1,100,000                $333.32
Par Value $.0001             1,500,000           $0.3750                  $  562,500                $170.45

1 Shares registered pursuant to this post-effective amendment to registration statement are available for issuance as of May 15, 1997 under Environmental Remediation Holding Corporation Stock
Compensation Plan.

2 Determined pursuant to Rule 457(h)

3 Estimated solely for the purpose of calculating the registration fee on the basis of the maximum number of securities issuable under the plan that are covered by the registration statement based upon the estimated value of the securities as set forth in the plan and pursuant to Rule 457(c).

                            ENVIRONMENTAL REMEDIATION
                               HOLDING CORPORATION


                        3,100,000 Shares of Common Stock


PART I: Information required in the Section 10(a) Prospectus

                            ITEM 1: Plan Information

         The information required by Part I is included in documents sent or given to participants in the Environmental Remediation Holding Corporation (the "Company") Stock Compensation Plan pursuant to Rule 428(b)(1).

PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                 ITEM 3: Incorporation of Documents by Reference

         The  following  documents,  which are on file with the  Securities  and
Exchange  Commission,   are  incorporated  in  this  Registration  Statement  by
reference:

         (a) the Registrant's: (i) latest annual report (Form 10-K dated September 30, 1996) filed pursuant to Section 13(a) or 15(d) of the Exchange Act; (ii) Form 10-Q dated December 31, 1996; (iii) Form 8-K dated September 3, 1996; and (iv) Form S-8 dated September 5, 1996, February 10, 1997; and March 13, 1997.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual reports or the prospectus referred to in (a) above.

         All documents filed by the Registrant pursuant to Section 13(a), 14 and 15(d) of the Exchange Act prior to the filing of post-effective amendment which indicates that all shares offered hereby have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

                        Item 4: Description of Securities

         Not Applicable.

                 Item 5: Interests of Named Experts and Counsel

         See attached Legal Consulting Agreement of Donald F. Mintmire. There are no other such interests.

                Item 6: Indemnification of Directors and Officers

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person, in connection with securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                   Item 7: Exemption from Registration Claims

         Not Applicable.

                                Item 8: Exhibits

         The Exhibit Index immediately preceding the exhibits is attached hereto and incorporated herein by reference.

                               Item 9: Undertaking

1.       The Registrant hereby undertakes:

         (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                 (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration; provided however, that paragraphs (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach, Florida, this 14th day of May, 1997.



                            Environmental Remediation
                               Holding Corporation


                                    By:            /s/ Sam L. Bass, Jr., CEO
                                                   Sam L. Bass, Jr., CEO

                                    By:            /s/ Noreen Wilson, V.P.
                                                   Noreen Wilson, Vice President



Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



SIGNATURE                             TITLE                           DATE



/s/ James A. Griffin, Esq.          Secretary                       May 14, 1997
James A. Griffin, Esq.              and Director



/s/ Sam L. Bass, Jr.                CEO and Director                May 14, 1997
--------------------------
Sam L. Bass, Jr.



/s/ James Calendar                  Director                        May 14, 1997
James Calendar

                                  EXHIBIT INDEX









4.1 Form of Stock Compensation Plan for Imperial International Design, Inc., dated September 2, 1996 (as amended May 7, 1997).


4.2 Form of Stock Compensation Plan for Mintmire & Associates, dated January 24, 1997 (as amended May 8, 1997).


5.3               Opinion of Mintmire & Associates.


24.1              Consent of Mintmire & Associates (contained in 5.3).




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